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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-KA

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





                                December 23, 1998
               (Date of Report - Date of earliest event reported)



                        REPUBLIC ENGINEERED STEELS, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



                         Commission File Number: 0-25900
                                                 -------


         DELAWARE                                           52-1635079
-------------------------------                      -----------------------
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                          Identification No.)




     410 OBERLIN ROAD, S.W.
      MASSILLON, OHIO  44647                             (330) 837-6000
----------------------------------------        -------------------------------
(Address of principal executive offices)        (Registrant's telephone number)







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Item 4.  Changes in Registrant's Certifying Accountant
         ---------------------------------------------

On December 23, 1998, Republic Engineered Steels, Inc. (the "registrant") appointed the accounting firm of Deloitte & Touche LLP ("Deloitte") as independent accountants to audit its fiscal 1999 financial statements and dismissed KPMG LLP ("KPMG"), its previous accountants. The registrant's Board of Directors approved the selection of Deloitte as new independent accountants.

Deloitte has a historical relationship with Blackstone Capital Partners II Merchant Banking Fund L. P. and its affiliates, principal owners of the registrant and Bar Technologies Inc. ("Bar Tech"). Prior to its appointment as independent accountants, Deloitte was retained to assist management of the registrant and Bar Tech with the preparation of pro forma combined financial information. The pro forma combined financial information is intended to be included in a planned private placement offering memorandum for a debt refinancing in connection with the proposed business combination of the registrant and Bar Tech. These transactions have not been completed to date.

As a result of its knowledge of the structure of the acquisition transaction and the resulting effects on the pro forma financial information, Deloitte provided oral advice to management of the registrant related to the preliminary purchase accounting. This oral advice was limited to providing management with a general understanding of accounting and financial reporting matters that needed to be considered in accounting for the purchase of the registrant pursuant to APB Opinion No. 16, principally related to identifying factors that management should consider to allocate the purchase price to acquired assets and liabilities, and did not constitute expressing an opinion on the application of accounting principles. Management, and in certain cases, Deloitte also discussed these purchase accounting matters with KPMG. KPMG provided management of the registrant with guidance in determining the preliminary purchase accounting reported in its unaudited consolidated financial statements for the period ended September 30, 1998.

KPMG's reports on the financial statements for the past two fiscal years ended June 30, 1998 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and interim period through December 23, 1998, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure as contemplated by Item 304 (a) (1) (iv) of Regulation S-K (if not resolved to KPMG's satisfaction would have caused them to make reference in connection with their opinion to the subject matter of disagreement), and there were no reportable events as defined in Item 304 (a) (1) (v) of Regulation S-K.

The registrant has provided KPMG with a copy of this disclosure and requested that KPMG furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of KPMG's response to the SEC, dated January 25, 1999 is filed as Exhibit 16 to this Form 8-KA. Deloitte was given the opportunity to read the disclosures in Item 4 of this Form 8-KA.




Exhibit Index
-------------

(16)    Letter from KPMG LLP dated January 25, 1999.




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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        REPUBLIC ENGINEERED STEELS, INC.



Date:  February 8, 1999                 By:  /s/ Thomas N. Tyrrell
                                        --------------------------
                                        Thomas N. Tyrrell
                                        Chief Executive Officer




Date:  February 8, 1999                 By:  /s/ Brenda K. Brown
                                        ------------------------
                                        Brenda K. Brown
                                        Vice President of Finance and Controller